EXHIBIT 23(a)


                   [Letterhead of Amper, Politziner & Mattia]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Manhattan Bagel Company, Inc.
   and Subsidiaries

We hereby consent to the use in this Form S-3 of our report dated September 8, 1995, except for Note 1 as to which the date is October 31, 1996 relating to the consolidated financial statements of Manhattan Bagel Company, Inc. and Subsidiaries for the year ended December 31, 1994.



                                        /s/ Amper, Politziner & Mattia

                                        AMPER, POLITZINER & MATTIA

October 31, 1996
Edison, New Jersey